Exhibit 5.1

EXECUTION COPY

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of April 14, 2014, by and among Rise Companies Corp., a Delaware corporation (the “Company”), the holders of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock” or “Preferred Stock”), listed on the Schedule of Investors attached as Schedule A hereto (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Sections 11.8 or 11.9 below, the “Investors”), and the holders of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), listed on the Schedule of Key Holders attached as Schedule B hereto (together with any subsequent stockholders, or any transferees, who become parties hereto as “Key Holders” pursuant to Sections 11.8 or 11.9 below, the “Key Holders”). The Investors and the Key Holders are individually referred to herein as a “Stockholder” (and, together with the Company, a “Party”) and are collectively referred to herein as the “Stockholders” (and, together with the Company, the “Parties”). The Company’s Board of Directors is referred to herein as the “Board.”

RECITALS

WHEREAS, the Company and certain of the Investors have entered into that certain Series A Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), which provides for, among other things, the purchase by such Investors of shares of the Company’s Series A Preferred Stock;

WHEREAS, the Company’s Restated Certificate (as the same may be amended and/or restated from time to time, the “Restated Certificate”) provides that (a) holders of shares of Common Stock, voting as a separate class, shall elect two (2) members of the Board (the “Common Directors”), (b) holders of shares of the Company’s Series A Preferred Stock, voting as a separate class, shall elect one (1) member of the Board (the “Series A Director”), and (c) holders of shares of Common Stock and holders of shares of Preferred Stock (on an as converted to Common Stock basis), voting together as a single class, shall be entitled to elect the remaining members of the Board (the “Independent Directors”); and

WHEREAS, to induce certain of the Investors to enter into the Purchase Agreement and purchase shares of Series A Preferred Stock thereunder, the Company, the holders of Series A Preferred Stock and the Key Holders desire to enter into this Agreement with such Investors.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          Agreement to Vote. Each Investor, as a holder of Preferred Stock, hereby agrees on behalf of itself and any transferee or assignee of any such shares of Preferred Stock, to hold all of the shares of Preferred Stock registered in its name and any other securities of the Company subsequently acquired by such Investor in the future (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such shares or other securities) (hereinafter collectively referred to as the “Investor Shares”) subject to, and to vote the Investor Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement. Each Key Holder, as a holder of Common Stock, hereby agrees on behalf of itself and any transferee or assignee of any such shares of Common Stock, to hold all of such shares registered in its name and any other securities of the Company subsequently acquired by such Key Holder in the future (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such shares or other securities) (hereinafter collectively referred to as the “Key Holder Shares”) subject to, and to vote the Key Holder Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement. The Investor Shares and the Key Holder Shares are hereinafter collectively referred to as the “Shares”.

2.          Voting Provisions Relating to the Board.

2.1           Board Size. Each Stockholder shall vote, or cause to be voted, at a regular or special meeting of stockholders (or by written consent) all Shares owned by such Stockholder (or as to which such Stockholder has voting power) to ensure that the size of the Board shall be set and remain at five (5) directors; provided, however, that such Board size may be subsequently increased or decreased pursuant to an amendment of this Agreement in accordance with Section 11.5 hereof.

2.2           Election of Directors.

(a)          In any election of directors of the Company to elect the Common Directors, Stockholders holding shares of Common Stock shall each vote at any regular or special meeting of stockholders (or by written consent) all shares of Common Stock then owned by them (or as to which they then have voting power) to elect two (2) directors nominated by the holders of a majority of the then outstanding shares of Common Stock, one of which directors shall be the Company’s Chief Executive Officer (the “CEO Director”), provided that if for any reason the CEO Director shall cease to serve as the Company’s Chief Executive Officer, Stockholders holding shares of Common Stock shall promptly vote their respective shares (i) to remove the former Chief Executive Officer from the Board if such person has not resigned as a member of the Board and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as appointed by the Board (excluding such former CEO Director) as the new CEO Director.

(b)          In any election of directors of the Company to elect the Series A Director, Stockholders holding shares of Series A Preferred Stock shall each vote at any regular or special meeting of stockholders (or by written consent) all shares of Series A Preferred Stock then owned by them (or as to which they then have voting power) to elect one (1) director nominated by the holders of a majority of the then outstanding shares of Series A Preferred Stock.

(c)          In any election of directors of the Company to elect an Independent Director, the Stockholders shall each vote at any regular or special meeting of stockholders (or by written consent) all Shares then owned by them (or as to which they then have voting power) to elect two (2) Independent Directors having relevant industry experience relating to the Company’s business nominated by the holders of a majority of the then outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted to Common Stock basis.

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(d)          In the absence of any nomination from the persons with the right to nominate a director as specified above, the director or directors previously nominated by such persons and then serving shall be reelected if still eligible to serve as provided herein.

(e)          To the extent that the application of subsections 2.2(a) through 2.2(d) above shall result in the designation of less than all of the authorized directors, then any remaining directors shall be nominated and elected by the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate.

2.3           Removal; Vacancies. Any director of the Company may be removed from the Board in the manner allowed by law and the Restated Certificate and Bylaws, but with respect to any director nominated pursuant to subsections 2.2(a), 2.2(b) or 2.2(c) above, only upon the vote or written consent of the Stockholders (or other persons) entitled to nominate such director. Any vacancy created by the resignation, removal or death of a director elected pursuant to Section 2.2 above shall be filled pursuant to the provisions of Section 2.2.

3.          Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

4.          Drag Along Right.

4.1           Actions to be Taken. In the event that (i) the Board, (ii) the holders of a majority of the outstanding shares of Common Stock and (iii) the holders of a majority of the outstanding shares of Preferred Stock (the “Requisite Parties”) approve a transaction or series of related transactions that qualifies as a “Liquidation Event” as defined in the Restated Certificate (any such transaction or series of related transactions are referred to herein as a “Sale of the Company”), then each Stockholder hereby agrees with respect to all Shares which it own(s) or over which it otherwise exercises voting or dispositive authority:

(a)          in the event such transaction is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company, to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as a holder of shares of voting securities, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings;

(b)          to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of such Sale of the Company and in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

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(c)          to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(d)          to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company;

(e)          if the Sale of the Company is structured as a sale of stock of the Company, each Stockholder shall agree to sell his, her or its Shares on the terms and conditions approved by the Requisite Parties; and

(f)          in the event that in connection with such Sale of the Company, the Requisite Parties appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders.]

4.2           Exceptions. Notwithstanding the foregoing, a Stockholder will not be required to comply with Section 4.1 above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(a)          any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Stockholder’s Shares, including, without limitation, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquiror and are enforceable against the Stockholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency by which such Stockholder is subject or bound;

(b)          the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders);

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(c)          the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders), and is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder in connection with such Proposed Sale (in accordance with the provisions of the Restated Certificate);

(d)          liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder;

(e)          upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Liquidation Event (assuming for this purpose that the Proposed Sale is a Liquidation Event) in accordance with the Restated Certificate in effect immediately prior to the Proposed Sale; and

(f)          subject to subsection 4.2(e) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of a series or class of capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such series or class of capital stock will be given the same option.

5.          Legend on Share Certificates. Each certificate representing any Shares shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

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6.          Covenant of the Company. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company.

7.          No Liability for Election of Recommended Directors. Neither any Party to this Agreement, nor any officer, director, stockholder, partner, employee or agent of any such Party, makes any representation or warranty as to the fitness or competence of the nominee of any Party hereunder to serve on the Board by virtue of such Party’s execution of this Agreement or by the act of such Party in voting for such nominee pursuant to this Agreement. No Stockholder, nor any affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

8.          Grant of Proxy. Upon the failure of any Stockholder to vote its Shares in accordance with the terms of this Agreement, such Stockholder hereby grants to a stockholder designated by the Board a proxy coupled with an interest in all Shares owned by such Stockholder, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 8 is amended to remove such grant of proxy in accordance with Section 11.5 hereof, to vote all such Shares in the manner provided in Sections 2, 3 and 4 hereof.

9.          Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any other Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

10.         Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by Section 5 hereof, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The Parties hereto do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by Section 5 hereof and/or failure of the Company to supply, free of charge, a copy of this Agreement, as provided under this Section 10, shall not affect the validity or enforcement of this Agreement.

11.         Miscellaneous.

11.1         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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11.2         Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; or if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 11.2).

11.3         Term. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of: (a) the consummation of the Company’s sale of its Common Stock or other securities in a firm commitment underwritten public offering with aggregate proceeds in excess of $35,000,000 pursuant to a registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (b) the consummation of a Liquidation Event, provided that Section 4 shall survive the termination of this Agreement in connection with a Liquidation Event to the extent necessary to enforce the provisions of Section 4 by their terms.

11.4         Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

11.5         Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) the holders of a majority of the then outstanding Shares held by the Key Holders who are then providing services to the Company as officers or employees and (c) the holders of a majority of the then outstanding Shares held by the Investors. Notwithstanding the foregoing, (i) the provisions of Section 2.2(a) may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of a majority of the then outstanding shares of Common Stock, (ii) the provisions of Section 2.2(b) may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the of the holders of a majority of the then outstanding shares of Series A Preferred Stock, and (iii) the provisions of Section 2.2(c) may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of a majority of the then outstanding shares of Common Stock and Preferred Stock, voting as a single class on an as converted to Common Stock basis. Any amendment or waiver so effected shall be binding upon all the Parties hereto and all Parties’ respective successors and permitted assigns, whether or not any such Party, successor or assign entered into or approved such amendment or waiver. Notwithstanding the foregoing, any provision hereof may be waived by the waiving Party on such Party’s behalf, without the written consent of any other Party.

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11.6         Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5.

11.7         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The Parties further agree to use good faith efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.8         Binding Effect on Transferees, Heirs, Successors and Assigns. In addition to any restriction on transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective transferees, heirs, successors and assigns; provided that for any such transfer to be deemed effective, the transferee shall have executed and delivered to the Company in advance an Adoption Agreement substantially in the form attached hereto as Exhibit A (the “Adoption Agreement”). The Company shall not record any transfer of Shares on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 11.8. Upon the execution and delivery of an Adoption Agreement by a transferee reasonably acceptable to the Company, such transferee shall be deemed to be a Party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages hereto and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. By its execution hereof or of any Adoption Agreement, each of the Stockholders appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective transferees, heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.9         Additional Parties.

(a)          Notwithstanding Section 11.5, no consent shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have (i) purchased Series A Preferred Stock pursuant to the subsequent closing provisions of Section 1.3 of the Purchase Agreement and (ii) executed and delivered either (A) an Adoption Agreement substantially in the form attached hereto as Exhibit A or (B) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder. In either event, each such person thereafter shall be deemed an Investor and Stockholder for all purposes under this Agreement.

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(b)          In the event that after the date of this Agreement, the Company enters into an agreement with any person to issue shares of capital stock to such person (other than to a purchaser of Series A Preferred Stock described in Section 11.9(a) above), following which such person would hold Shares representing one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise or conversion of all then outstanding options, warrants or convertible securities (whether or not then exercisable or convertible) as outstanding), then (i) the Company shall cause such person, as a condition precedent to the issuance of such capital stock, to become a party to this Agreement by executing an Adoption Agreement substantially in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Key Holder and Stockholder hereunder and thereafter such person shall be deemed a Key Holder and Stockholder for all purposes under this Agreement and (ii) notwithstanding Section 11.5, no consent shall be necessary to add such person as a signatory to this Agreement.

11.10         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

11.11         Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof and thereof, and supersedes all other agreements of the Parties relating to the subject matter hereof and thereof.

11.12         Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.13         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

11.14         Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

11.15         Aggregation. All Shares held or acquired by a Stockholder and/or its affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

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11.16         No Conflicting Agreements. Except for this Voting Agreement, neither any of the Stockholders nor any affiliates thereof shall deposit any shares of capital stock of the Company beneficially owned by such Stockholder or affiliate in a voting trust or subject any such shares of capital stock to any arrangement or agreement with respect to the voting of such shares of capital stock.

11.17         Arbitration. Any controversy between the Parties hereto involving any claim arising out of or relating to this Agreement, will be submitted to and be settled by final and binding arbitration in New York City, New York, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by three (3) arbitrators chosen by the Company, the Investors and the Key Holders, or failing such agreement, an arbitrator appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator shall be required to provide in writing to the Parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

11.18         Spousal Consent. If any individual Stockholder is married on the date of this Agreement, such Stockholders’ spouse shall execute and deliver to the Company a Consent of Spouse in the form attached hereto as Exhibit B (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such Consent of Spouse shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the Parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions an obligations contained in this Agreement and agreeing and consenting to the same.

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

COMPANY:

RISE COMPANIES CORP.

By:	/s/ Benjamin Miller

Name:	Benjamin Miller

Title:	Chief Executive Officer and President

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	ben@fundrise.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

WH / RISE CO, LLC

By: Chain of Lakes Capital, LP,
its managing member

By: Chain of Lakes Capital, Inc.,
its general partner

By:	/s/ Craig M. Young

Name:	Craig M. Young

Title:	President

Address:	25 Taylor St San Francisco, CA 94102

Email:	cyoung@tidewatercap.com

Fax:	NA

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

RENREN LIANHE HOLDINGS

By:	/s/ Joseph Chen
Name:	Joseph Chen
Title:	Director

Address:	5/F Great Creativity Information Industry Garden

North Building Suite 18,

Jiuxianqiao Middle Road, Chaoyang District

Beijing, China 100016

Attention:	Xiangzhi Bao, Director-Legal Affairs

Email:	RenrenCorporateLegalNotices@renren-inc.com

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

By:	/s/ David Miller
Name:	DAVID MILLER

Address:	1413 P Street, NW, Apt. 402

Washington, D.C. 20005

Email:	dhmiller04@gmail.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

By:	/s/ Caroline Miller
Name:	CAROLINE MILLER

Address:	1413 P Street, NW, Apt. 402

Washington, D.C. 20005

Email:	patrice@prm1154.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

By:	/s/ Herb Miller
Name:	HERB MILLER

Address:	1413 P Street, NW, Apt. 402

Washington, D.C. 20005

Email:	herb@westdev.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

By:	/s/ Patrice Miller
Name:	PATRICE MILLER

Address:	1413 P Street, NW, Apt. 402

Washington, D.C. 20005

Email:	patrice@prm1154.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

BOYLE FAMILY TRUST

By:	/s/ Richard J. Boyle, JR., as Trustee
Name:	RICHARD J. BOYLE, JR., AS TRUSTEE

Address:	26111 Mulberry Lane

Los Altos Hills, CA 94022

Email:	Rich.Boyle@gmail.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

By:	/s/ Marty Burger
Name:	MARTY BURGER

Address:	7 World Trade Center

250 Greenwich Street, 38th Floor

New York, NY 10007

Email:

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

By:	/s/ Tal Kerret
Name:	TAL KERRET

Address:	7 World Trade Center

250 Greenwich Street, 38th Floor

New York, NY 10007

Email:

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

LOCKARD MARDUEL REVOCABLE TRUST

By:	/s/ Tom Lockard

Name:	Tom Lockard

Title:	Trustee

Address:	153 Pfeiffer St.

San Francisco, CA 94133

Email:	Marlock@pacbell.net

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

By:	/s/ Christopher Rising
Name:	CHRISTOPHER RISING

Address:	1111 Armada Drive

Pasadena, CA 91103

Email:	ccr@risingrp.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

WESTMILL CAPITAL PARTNERS, LLC

By:	/s/ Benjamin S. Miller

Name:	Benjamin S. Miller

Title:	Manager

Address:

Email:	ben@westmillcapital.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

By:	/s/ Benjamin Miller
Name:	BENJAMIN MILLER

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	ben@fundrise.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

By:	/s/ Daniel Miller
Name:	DANIEL MILLER

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	dan@fundrise.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

GPM: Fundrise, LLC

	By:	/s/ Christopher S. Antonow
on behalf of Guggenheim Capital, LLC its member

	Name:	Christopher S. Antonow

	Title:	Senior Managing Director

Address:	227 West Monroe Street, Suite 4900

Chicago, IL 60606

Email:

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

GPM-Center Court, LLC

	By:	Guggenheim Partners Investment
Management, LLC, as Manager

	By:	/s/ William R. Hagner

	Name:	William R. Hagner

	Title:	Attorney-in-Fact

Address:	330 Madison Avenue

New York, NY 10017

Email:	Bill.Hagner@guggenheimpartners.com

Fax:	212-644-8107

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

Camber Creek LLC

	By:	/s/ Casey Berman

	Name:	Casey Berman

	Title:	Managing Director

Address:	5410 Edson Lane Suite 220

Rockville MD 20852

Email:	cb@cambercreek.com

Fax:	301-816-1556

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

Collaborative II, L.P.

	By:	Collab GP II, LLC
	Its:	General Partner

	By:	/s/ Craig Shapiro

	Name:	Craig Shapiro

	Title:	Managing Director

Address:	73 Spring Street, Suite 207

New York, NY 10012

Attn: Craig Shapiro

Phone: +1 ###-##-####

With a required copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attn: Matthew S. Bartus

Email: mbartus@cooley.com

Email:	craig@collaborativefund.com

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

/s/ Dennis Rohan

By:

	Name:	Dennis Rohan

Title:

Address:	399 Stevick Drive

Atherton, Ca 94027

Email:	dennisrohan@gmail.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

Kindling Capital LLC

	By:	/s/ Mazen Araabi

	Name:	Mazen Araabi

	Title:	Managing Member

Address:	58 South Park

San Francisco, CA 94107

Email:	maz@kindlingcapital.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

Deborah L Harmon

	By:	/s/ Deborah L Harmon

	Name:	Deborah L Harmon

	Title:	CEO

Address:	6216 Kennedy Drive

Chevy Chase, MD 20815

Email:	Debbie.harmon@artemisrep.com

Fax:	301-652-1101

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

Michael Kenneth Gewirz

	By:	/s/ Michael K. Gewirz

	Name:	Michael K. Gewirz

Title:

Address:	1666 K St., N.W. #1430

Wash., D.C. 20006

Email:	mgewirz@potomacinvestment.com

Fax:	202-296-1021

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

Deborah Ratner Salzberg Revocable Trust Agreement dated February 9, 1987, as amended and restated

	By:	/s/ Deborah Ratner Salzberg
Deborah Ratner Salzberg, Trustee

Address:		50 Public Square, Ste. 1600
Cleveland, OH 44113
Email:		egarlitz@rmscorporations.com
Fax:		216.575.1395

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

Deborah Ratner Salzberg 2001 Trust Agreement dated November 1, 2001

	By:	/s/ Abraham Miller
Abraham Miller, Co-Trustee

	By:	/s/ Brian Ratner
Brian Ratner, Co-Trustee

Address:	50 Public Square Ste. 1600
Cleveland, OH 44113
Email:	earlitz@rmscorporations.com
Fax:	216.575.1395

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

James Ratner Revocable Trust Agreement dated December 4, 1981, as amended and restated

	By:	/s/ James Ratner
James Ratner, Co-Trustee

	By:	/s/ Ronald Ratner
Ronald Ratner, Co-Trustee

Address:	50 Public Square, Ste. 1600
Chicago, IL 44113
Email:	egarlitz@rmscorporations.com
Fax:	216.575.1395

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

ACKMAN-ZIFF REAL ESTATE GROUP

	By:	/s/ Simon Ziff

	Name:	Simon Ziff

	Title:	President

Address:	13 Hadley Road

Armonk, NY 10504

Email:	Simon@ackmanziff.com

Fax:	212-286-4033

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

/s/ Justin Sternberg

By:

	Name:	Justin Sternberg

Title:

Address:	407 Park Avenue South, Apt 17A

New York, NY 10016

Email:	jsternberg@imdevpartners.com

Fax:	(914) 833-3092

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

Cline Trust Company, LLC

	By:	/s/ Adam Falcon

	Name:	Adam Falcon, CFA

	Title:	Chief Investment Officer

Address:	3801 PGA Blvd., Ste 901

Palm Beach Gardens, FL 33410

Email:	afalcon@clineres.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

Adam D. Falcon and Rui G. Falcon
Revocable Trust

	By:	/s/ Rui Falcon

	Name:	Rui Falcon

	Title:	Trustee

Address:	132 Mystic Lane

Jupiter, FL 33458

Email:	Princeton@princetonassetmanagement.net

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

LMB Fundrise, LLC

	By:	/s/ Jonathan B. Schultz

	Name:	Jonathan B. Schultz

	Title:	member

Address:	900 Route 9 North, Suite 301

Woodbridge, NJ 07095

Email:	Jschultz@onyxequities.com

Fax:	(732) 362 - 8801

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

/s/ Haniel Lynn

By:

	Name:	Haniel Lynn

Title:

Address:	10551 MacArthur Blvd

Potomac, MD 20854

Email:	Haniel_Lynn@yahoo.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

RRDC Properties L.L.C.

	By:	/s/ Justin Elghanayan

	Name:	Justin Elghanayan

	Title:	President

Address:	c/o Rockrose Development Corp.

666 Fifth Avenue, 5th Floor, New York, NY 10103

Email:	Justin.Elghanayan@rockrose.com

Fax:	212-757-1875

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

INVESTOR:

Jonathan M. Stern

	By:	/s/ Jonathan M. Stern

	Name:	Jonathan M. Stern

Title:

Address:	33 Hathaway Lane

Manhasset, NY 11303

Email:	jmsnyc@gmail.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the Parties have executed this Voting Agreement as of the date first above written.

KEY HOLDERS:

By:	/s/ Benjamin Miller
Name:	BENJAMIN MILLER

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	ben@fundrise.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

IN WITNESS WHEREOF, the Parties have executed this Voting Agreement as of the date first above written.

KEY HOLDERS:

By:	/s/ Daniel Miller
Name:	DANIEL MILLER

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	dan@fundrise.com

Fax:

Signature Page to Voting Agreement

for Rise Companies Corp.

SCHEDULE A

SCHEDULE OF INVESTORS

Renren Lianhe Holdings

WH / Rise Co, LLC

Herbert Miller

Patrice Miller

David Miller

Caroline Miller

Boyle Family Trust

Marty Burger

Tal Kerret

Lockard Marduel Revocable Trust

Christopher Rising

WestMill Capital Partners, LLC

Benjamin Miller

Daniel Miller

GPM:Fundrise, LLC

GPM-Center Court, LLC

Camber Creek LLC

Collaborative II, L.P.

Dennis Rohan

Kindling Capital LLC

Deborah L. Harmon

Michael Kenneth Gewirz

SCHEDULE A (continued)

SCHEDULE OF INVESTORS

Deborah Ratner Salzberg Revocable Trust Agreement dated February 9, 1987, as amended and restated

Deborah Ratner Salzberg 2001 Trust Agreement dated November 1, 2001

James Ratner Revocable Trust Agreement dated December 4, 1981, as amended and restated

Ackman-Ziff Real Estate Group

Justin Sternberg

Cline Trust Company, LLC

Adam D. Falcon and Rui G. Falcon Revocable Trust

LMB Fundrise, LLC

Haniel Lynn

RRDC Properties L.L.C.

Jonathan M. Stern

SCHEDULE B

SCHEDULE OF KEY HOLDERS

Daniel Miller

Benjamin Miller

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of ___________, 20__ (the “Agreement”) by and among the Company and certain of its stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.          Acknowledgment. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”), for one of the following reasons (Check the appropriate box):

☐	as a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	as a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐	as a new Investor in accordance with Section 11.9(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	in accordance with Section 11.9(b) of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

2.          Agreement. Holder (a) agrees that the Stock acquired by Holder shall be bound by and subject to the terms of the Agreement, and (b) hereby adopts the Agreement with the same force and effect as if Holder were originally a Party thereto.

3.          Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address listed beside Holder’s signature below.

E-1

EXECUTED AND DATED this ______ day of _________________, 20___.

HOLDER:

By:

Name:

Title:

Address:

Email:

Fax:

Accepted and Agreed:

COMPANY

By:

Name:

Title:

E-2

EXHIBIT B

CONSENT OF SPOUSE

I, [__________________________], spouse of [___________________], acknowledge that I have read the Voting Agreement, dated as of [_____ __], 2014, to which this Consent of Spouse is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of Company (as defined in the Agreement) that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent of Spouse. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Date:
[Name of Stockholder’s Spouse]

E-3